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                                                                    Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 20, 1999, except as to Note 10, which is as of August 30, 1999, relating to the financial statements and financial statement schedule of iManage, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP

San Jose, California

November 11, 1999